UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-21671	35-1887991
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 North Pennsylvania Street, Suite 700 Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 261-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2008, The National Bank of Indianapolis Corporation (the “Corporation”) amended The National Bank of Indianapolis Corporation Executives’ Deferred Compensation Plan (the “Plan”) and entered into an amendment to the employment agreement with Morris L. Maurer, the President and Chief Executive Officer of the Corporation, and an amendment to the employment agreement with Philip B. Roby, the Executive Vice President and Chief Operating Officer of the Corporation (collectively, the “Agreements”). The Plan and the Agreements were amended in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

Attached hereto and incorporated herein by reference as Exhibit 10.06, Exhibit 10.07, and Exhibit 10.08 is a copy of the Agreement and the Amendment to the Agreement for Mr. Maurer, a copy of the Agreement and the Amendment to the Agreement for Mr. Roby, and the First Amendment to the Plan and the Plan, respectively.

The terms of Plan and the Agreement were originally reported on the Corporation’s Form 8-K on December 21, 2005, which is incorporated herein by reference.

Item 8.01 Other Events.

On November 20, 2008, the Board of Directors of the Corporation terminated its existing stock repurchase program and adopted a new three-year stock repurchase program for directors and employees. Under the new stock repurchase program, the Corporation may repurchase shares in individually negotiated transactions from time to time as such shares become available and spend up to $8 million to repurchase such shares over the three-year term. Subject to the $8 million limitation, the Corporation intends to purchase shares recently acquired by the selling shareholder pursuant to the exercise of stock options or the vesting of restricted stock, and limit its acquisition of shares which were not recently acquired by the selling shareholder pursuant to the exercise of stock options or the vesting of shares of restricted stock to no more than 10,000 shares per year. The stock repurchase program does not require the Corporation to acquire any specific number of shares and may be modified, suspended, extended or terminated by the Corporation at any time without prior notice. The repurchase program will terminate on December 31, 2011 unless earlier suspended or discontinued by the Corporation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.06	First Amendment of Employment Agreement and Employment Agreement between The National Bank of Indianapolis Corporation and Morris L. Maurer

10.07	First Amendment of Employment Agreement and Employment Agreement between The National Bank of Indianapolis Corporation and Philip B. Roby

10.08	First Amendment of The National Bank of Indianapolis Corporation Executives’ Deferred Compensation Plan and The National Bank of Indianapolis Corporation Executives’ Deferred Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2008

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

By:	/s/ Debra L. Ross
Debra L. Ross Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.06	First Amendment to Employment Agreement and Employment Agreement between The National Bank of Indianapolis Corporation and Morris L. Maurer
10.07	First Amendment to Employment Agreement and Employment Agreement between The National Bank of Indianapolis Corporation and Philip B. Roby
10.08	First Amendment to The National Bank of Indianapolis Corporation Executives’ Deferred Compensation Plan and The National Bank of Indianapolis Corporation Executives’ Deferred Compensation Plan